UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

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In connection with its 2024 Annual Meeting of Shareholders, on April 30, 2024, Genco Shipping & Trading Limited (“Genco”) issued a letter to its shareholders, issued a press release, and posted a communication on its LinkedIn account. Copies of the materials can be found below:

Shareholder Letter

 George Economou is looking to add his nominee Robert Pons to our Board of Directors in furtherance of an agenda that our Board reviewed and determined is not in the best interest of all Genco shareholders. We believe Economou is not a typical investor.  He is a drybulk competitor of the Company,1 and we believe he brings with him a record of related party transactions and poor corporate governance that benefitted him at the expense of other shareholders as detailed below. Our Board is of the view that his nominee, Pons, brings no relevant industry experience to our Board, and his record is one of declining shareholder value and underperformance as also described in this letter.  We want to make sure shareholders have the context about Economou and his nominee so you can make a fully informed  decision in voting FOR Genco’s nominees.  With our Annual Meeting just a few weeks away, we are seeking your vote FOR Genco’s director nominees.  APRIL 30, 2024  www.VoteForGenco.com  WHAT YOU SHOULD KNOW ABOUT GEORGE ECONOMOU  WHY YOU SHOULD VOTE GENCO’S DIRECTOR NOMINEES

 We Believe Genco Shareholders Should Be Concerned with Economou’s Record at Other Companies  We believe that Economou’s prior actions and how he has conducted business should serve as a warning to Genco shareholders. Here are some examples:  Lost bondholder value at Alpha Shipping PLC.  A month after Economou established Alpha Shipping in 1998 as the holding company for DryTank, Economou’s first shipping company, Alpha Shipping issued $175 million of bonds.2 Within  months, the bonds were downgraded, and the company defaulted on an $8.4 million interest payment. In a restructuring a year later, bondholders would receive equity in a new company in exchange for their bonds, and Economou obtained the exclusive right to buy back Alpha Shipping’s 26-ship fleet for $64.75 million (37% of the principal amount of the bonds) which would be returned to the new company’s investors. Industry sources said Economou could sell the fleet at a profit.3  Taking control of DryShips without paying other investors a control premium.  Economou took his ownership stake in DryShips from 0.01% in March 2017 to 83% of the stock less than two years later through large-scale, highly dilutive equity offerings and related party transactions that resulted  in a complete washout of shareholder value and gave control of DryShips to Economou without other shareholders receiving any control premium.4  Related party transactions. As outlined below, on multiple occasions, DryShips sold vessels to Economou- controlled entities, in one case using the proceeds to pay down debt it had taken on from another Economou-controlled entity.5  Examples of Economou’s Transactions:  While Economou was its CEO, DryShips purchased nine Capesize vessels, from Economou-affiliated private entities and third party sellers for $1.17 billion, near all-time high asset value levels in October 2008.6 This occurred after the onset of the global financial crisis of 2007-2008 and an approximately 60% decline in Capesize freight rates in September 2008.7 Subsequently, the transaction was canceled for consideration of DryShips’ warrants issued to the Economou-affiliated entities and DryShips’ shares issued to the third party sellers, diluting shareholders.8  In 2015, DryShips initiated a spin-off of Tankships Investment Holdings into a separate company. According to the prospectus, Tankships would pay fees to two other Economou entities.9 DryShips ultimately abandoned that plan, instead selling ships directly to Economou himself.10  DryShips also entered into management agreements with Economou-controlled entities, Cardiff Marine and later TMS Bulkers11 that included substantial fees, payments for monitoring controls, financing and advisory commissions, and discretionary performance payments. DryShips’ financial advisor noted that “costs in the agreements are higher than other drybulk public companies with a potential NPV impact of  $0.58 to $0.88 per share.” The termination fee alone represented a reduction of approximately 9% in the net asset value of the company as calculated by its financial advisor at the time.12  Taking DryShips private at a discount. In 2019, Economou took DryShips private at a share price that was approximately 21% below net asset value calculated by DryShips’ financial advisor.13

 Loss of shareholder value at Ocean Rig.  When Economou was Chairman and CEO of DryShips the company acquired a controlling interest in Ocean Rig, an offshore deepwater drilling services company unrelated to DryShips’ core business. Ocean  Rig conducted a series of equity offerings between 2011 and 2017 to pay down the debt it owed to DryShips, significantly diluting existing shareholders.14 With Ocean Rig stock declining in value, DryShips also conducted a series of highly dilutive equity raises. Economou was also Chairman and CEO of Ocean Rig at the time.15  Ocean Rig filed for bankruptcy in 2017. At the completion of the process, some common shares of the reorganized entity were issued to an Economou-controlled entity, as well as an agreement to provide an annual fee to the Economou entity of up to $15.5 million plus 1% of all earnings under existing and future drilling contracts.16 The equity of other Ocean Rig shareholders was wiped out.17  We believe he demonstrated poor governance at another company.  While a director at Danaos, he failed to promptly disclose that he funded his personal ship building plans by pledging more than half his Danaos stock to Samsung Heavy Industries to  secure six oil tankers.18 He also attended fewer than 25% of the Danaos Board meetings from 2012 to 201719 and fewer than 75% of the meetings in 2018 and 2019.20  TMS Tankers being designated an “international sponsor of war.”  Economou’s TMS Tankers was the second largest carrier of Russian oil in 2022, which landed TMS on the Ukrainian government’s list of “international sponsors of war.”21  WHAT PEOPLE HAVE SAID ABOUT GEORGE ECONOMOU:  About the Alpha bond offering:  “At the end of the day this deal will make Economou a richer man. And yes, it has been at the expense of the high-yield market,” said one analyst.22  About how he acted at DryShips:  “I believe he runs DryShips as if it’s his own private company,” says Steven Abernathy, who heads a New York hedge fund that recently dumped its DryShips holdings.  “I am not going to be part of anything where a chief executive is self-dealing.”23  From DryShips’ own disclosures:  “The interests of our Chairman and Chief Executive Officer may be different from your interests.”24

 Our Board Strongly Recommends Genco Shareholders Vote WITHHOLD on Pons on the Proxy Card  Our Board is committed to strong corporate governance. To that end, it reviewed Pons’ nomination and interviewed him as it would any director nominee. From that review, our Board firmly believes he would not be additive to our already strong, focused and experienced Board. We believe that shareholders should be aware that:  We believe Pons has no experience in industries relevant to Genco’s business. Based on our interview of Pons and information about him  in public filings with the SEC, he has served as a director mainly at micro or nano cap  companies, none of which are involved in shipping, commodities, cyclical businesses or other industries relevant to Genco’s business.25 The market caps of the companies that Pons served on were all below  $205 million at the time he started as a director.  We believe Pons has a record of declining shareholder value and underperformance. Most companies on whose boards he served declined in value or underperformed the S&P 500 during his tenure, as demonstrated in the below charts.26  We believe Pons has shown poor judgment in his associations. He has served as a board designee for the family of Gary Singer, a  convicted felon barred by the SEC for acting as an officer of a public company.27 He has also been nominated by a dissident slate proposed  by Murchinson Ltd., a hedge fund that settled charges of violations of short sale rules with the SEC in 2021 and whose owner, Marc Bistricer, is the subject of enforcement action by the Ontario Securities Commission. In his interview with the Company’s Nominating and Corporate Governance Committee, Pons stated that “George’s partner” Bistricer had introduced him to Economou.  We believe he has overseen related party transactions for the benefit of his sponsors at other investors’ expense. Companies on which he has sat on the Board have entered into transactions that have benefited his activist sponsors, including selling assets of Arbinet Corporation to Singer- controlled companies and instituting a 1-for-  3,000 reverse stock split at CCUR Holdings that squeezed out smaller shareholders when one of the Singers owned nearly 40% of the company.28  Economou has attacked Genco’s Chairman Jim Dolphin in his proxy materials. We believe shareholders should recognize that Pons’ lack of relevant experience and his record  as a director stand in stark contrast to that of Mr. Dolphin, who has established a record of shareholder value creation in the shipping  industry and played a key role in helping develop Genco’s value-creating strategies. Please  see Mr. Dolphin’s biographical information in Genco’s proxy statement for further details.  Our Board strongly recommends that Genco shareholders vote AGAINST Pons by voting WITHHOLD on the proxy card next to his name.

Most of the companies that Robert Pons served on the board of either declined in value or underperformed the market during his tenure.[25,26]

None of these companies are related to shipping, commodities, cyclical businesses or any industry relevant to Genco's business.

Company Name during Pons Tenure (Current name if changed)	TSR During Tenure	S&P 500 TSR During Tenure	S&P 500 Over / Under	Market Cap ($M) (When Joined Board)	Market Cap ($M) (When Left Board)
SmartServ Online Inc. (Uphonia, Inc.)	(97.1%)	58.1%	(155.2%)	$2.1 (8/28/03)	$0.2 (4/20/07)
LiveWire Mobile, Inc. (Live Microsystems, Inc.)	(41.0%)	149.7%	(190.7%)	$3.3 (12/10/08)	$1.9 (7/24/14)
Arbinet Corporation	23.4%	60.7%	(37.3%)	$38.7 (4/13/09)	$49.2 (2/28/11)
MRV Communications, Inc.	(4.3%)	132.6%	(136.9%)	$204.7 (10/17/11)	$67.9 (8/14/17)
Primus Telecommunications Group, Inc. (Innovate Corp.)	22.5%	46.2%	(23.7%)	$165.7 (9/16/11)	$48.9 (10/15/13)
PTGI Holdings, Inc. (Innovate Corp.)	4.6%	9.9%	(5.3%)	$48.9 (10/16/13)	$56.0 (4/9/14)
HC2 Holdings, Inc. (Innovate Corp.)	15.5%	18.6%	(3.1%)	$54.5 (4/10/14)	$145.6 (6/14/16)
Concurrent Computer Corp. (CCUR Holdings, Inc.) Video and media data solutions provider	121.0%	122.2%	(1.2%)	$36.3 (7/23/12)	$57.0 (12/31/17)
Concurrent Computer Corp. (CCUR Holdings, Inc.) Lending and real estate development	(29.6%)	37.0%	(66.6%)	$29.3 (6/17/20)	$20.2 (6/1/21)
Dragonwave Inc.	(50.4%)	19.5%	(69.9%)	$69.0 (12/10/13)	$51.6 (4/14/15)
Novatel Wireless, Inc. (Inseego Corp.) Electronic technology	(25.4%)	15.6%	(41.0%)	$148.1 (10/7/14)	$134.9 (11/8/16)
Novatel Wireless, Inc. (Inseego Corp.) Electronic technology	89.7%	45.8%	43.9%	$136.5 (11/9/16)	$381.8 (9/30/19)
SeaChange International, Inc.	(63.3%)	44.2%	(107.5%)	$53.0 (3/1/19)	$26.4 (7/12/22)

AVERAGE LEVEL OF UNDERPERFORMANCE OF PONS' COMPANIES:

12.1% Average TSR

$68.2M Average market cap of Pons' companies when he joined

-39.6% Average TSR against S&P 500

$916M Genco's market cap (April 29, 2024)

Genco’s Comprehensive Value Strategy Is Working  In contrast to Economou and Pons, our Board and management team are focused on executing our Comprehensive Value Strategy, which has enabled the Company to outperform its proxy peers and the market.29 The Board implemented this strategy in 2021 following rigorous and in-depth debate and review about the best path to create sustainable value in the cyclical drybulk markets.  Today, we are making clear progress on each of our key strategic priorities:  THE KEY PILLARS OF OUR STRATEGY INCLUDE:  Compelling dividends:  We have paid 18 consecutive quarterly dividends – the longest series in our peer group – and returned  $5.155 per share to shareholders, or  ~25% of the current share price30  Lowering debt:  We have reduced Genco’s debt by 55% since 2021 and lowered our cash flow breakeven rate to the lowest in our peer group  Investing in our fleet:  We have invested  $520 million in fleet expansion and  modernization since 2018, increasing our earnings capacity, while reducing costs and improving fuel efficiency  At the same time, we are maintaining our commitment to best-in-class governance. Our well-planned and well-executed corporate governance and sustainability initiatives have us ranked #1 in the annual Webber Research ESG Scorecard three years in a row.31

 We Need Your Vote FOR Genco’s Nominees Today  The Genco Board of Directors unanimously recommends that Genco shareholders vote “FOR” the re-election of each of Genco’s seven nominees currently serving on the Genco Board and against Economou’s nominee by voting “WITHHOLD” and “AGAINST” Economou’s shareholder proposal on the WHITE proxy card.  We thank you for your continued support.  Sincerely, on behalf of the entire Board and management team,  James G. Dolphin  Chairman of the Board  John C. Wobensmith  Chief Executive Officer  Vote “FOR” the re-election of each of Genco’s seven nominees  Vote “WITHHOLD” on Economou’s nominee and “AGAINST” his shareholder proposal

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995  This communication material contains certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2023, and the Company’s reports on Form 10-Q and Form 8-K subsequently filed with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Additional Information and Where to Find It  On April 16, 2024, Genco filed with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY GENCO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL  CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Genco free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Genco are also available free of charge by accessing Genco’s website at www.gencoshipping.com.  Participants  Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders, including John C. Wobensmith (Chief Executive Officer and President), Peter Allen (Chief Financial Officer), Joseph Adamo (Chief Accounting Officer), Jesper Christensen (Chief Commercial Officer), and Genco’s directors other than Mr. Wobensmith, namely James G. Dolphin, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. Investors and security holders may obtain more detailed information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Management,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in Genco’s Definitive Proxy Statement. To the extent holdings of such participants in Genco’s securities changed since the amounts described in the Definitive Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described above.  References  Based on conversations between George Economou and members of our Board. See also TradeWinds, “Economou strikes again to lift newbuilding tally to 40,” by Irene Ang, December 13, 2023 at https://www.tradewindsnews.com/tankers/economou-strikes- again-to-lift-newbuilding-tally-to-40/2-1-1570434 (“He is said to have ordered . . . four Kamsarmax bulk carriers.”) and TradeWinds, “Economou’s TMS Dry stacks orderbook with midsize bulk carrier newbuildings,” by Irene Ang, July 28, 2023 at https://www. tradewindsnews.com/bulkers/economou-s-tms-dry-stacks-orderbook-with-midsize-bulk-carrier-newbuildings/2-1-1492558  Lloyd’s List International, “Alpha appeals to investors,” February 13, 1998  Forbes, “Curious George,” by Nathan Vardi, February 8, 2008 at https://www.forbes.com/forbes/2008/0225/095. html?sh=71431d7b47f8,, Lloyd’s List, “Collision of Interests,” December 15, 2008 at https://lloydslist.com/LL086367/ Collision-of-interests and TradeWinds, “Economou to Claim the Spoils of Alpha” by Liz Shuker Stamford, July 16, 1999 at https://www.tradewindsnews.com/weekly/economou-to-claim-the-spoils-of-alpha/1-1-156488  Form 20-F of DryShips Inc. for the year ended December 31, 2016, p. 128, filed with the SEC on March 13, 2027 at https://www. sec.gov/Archives/edgar/data/1308858/000091957417002663/d7424585_20-f.htm, (reporting Economou’s 0.01% beneficial ownership of DryShips); Schedule 13D of SPII Holdings Inc., Sierra Investments Inc., Mountain Investments Inc., and George Economou filed with the SEC on September 5, 2017 at https://www.sec.gov/Archives/edgar/data/1308858/000091957417006592/ d7628587_13-d.htm (reporting Economou’s 53.5% beneficial ownership of Dryships after a private placement; Amendment No.  1 to Schedule 13D of SPII Holdings Inc., Sierra Investments Inc., Mountain Investments Inc., and George Economou filed with the SEC on October 6, 2017 at https://www.sec.gov/Archives/edgar/data/1308858/000091957417007140/d7674066_13d-a.htm (reporting Economou’s 69.5% ownership following a rights offering) and Presentation materials prepared by Evercore Group L.L.C., dated August 18, 2019, for the Special Committee of the Board of Directors of DryShips Inc. at https://www.sec.gov/Archives/ edgar/data/1308858/000114420419043847/tv528973_exc6.htm and Related party transactions: Amendment No. 1 to Schedule 13D filed by SPII Holdings Inc., Sierra Investments Inc., Mountain Investments Inc., and George Economou, filed with the SEC  on October 6, 2017 at https://www.sec.gov/Archives/edgar/data/1308858/000091957417007140/d7674066_13d-a.htm  “DryShips Inc. Announces Certain Developments,” issued by DryShips, Inc. on April 5, 2016 at https://www.globenewswire.com/ news-release/2016/04/05/1258223/0/en/DryShips-Inc-Announces-Certain-Developments.html, “DryShips Inc. Announces Closing of Sale of Ocean Rig UDW Inc. Shares,” issued by DryShips, Inc. on April 5, 2016 at https://finance.yahoo.com/news/dryships-inc- announces-closing-sale-200500715.html and “DryShips Announces Vessel Sales,” issued by DryShips, Inc. on October 31, 2016  at https://www.globenewswire.com/news-release/2016/10/31/1258399/0/en/DryShips-Inc-Announces-Vessel-Sales.html  Form 6-K filed by DryShips, Inc. on October 6, 2008 at https://www.sec.gov/Archives/ edgar/data/1308858/000131786108000342/f100608adrys6k.htm  Based on data from Clarksons Research Services Limited  Form 20-F of Dryships Inc. for the year ended December 31, 2008, p. 47, at https://www.sec. gov/Archives/edgar/data/1308858/000119312509066364/d20f.htm

 Form F-1 Registration Statement of Tankships Investment Holdings Inc., p. 37, at https://www.sec. gov/Archives/edgar/data/1627482/000119312515016272/d836806df1.htm  TradeWinds, “George Economou in league of his own,” by Gillian Whittaker Athens, November 5, 2015 at https://www.tradewindsnews. com/weekly/george-economou-in-league-of-his-own/1-1-376048 , and TradeWinds, “Economou buys from DryShips,” by Eric  Martin, 30 March 2015 at https://www.tradewindsnews.com/tankers/economou-buys-from-dryships/1-1-357081 and “Dryships Announces Agreements to Sell Its Tanker Fleet,” issued by DryShips, Inc. on March 30, 2015 at https://www.globenewswire. com/news-release/2015/03/30/1257863/0/en/DryShips-Inc-Announces-Agreements-to-Sell-Its-Tanker-Fleet.html  https://www.sec.gov/Archives/edgar/data/1308858/000091957416014489/R10.htm Form 20-F of DryShips, Inc. for the year ended December 31, 2012, filed with the SEC on March 22, 2013 at https:// www.sec.gov/Archives/edgar/data/1308858/000091957413002527/d1368326_20-f.htm  Presentation materials prepared by Evercore Group L.L.C., dated August 18, 2019, for the Special Committee of the Board of Directors of DryShips Inc., pp. 7 and 35, at https://www.sec.gov/Archives/edgar/data/1308858/000114420419043847/tv528973_exc6.htm  Presentation materials prepared by Evercore Group L.L.C., dated August 18, 2019, for the Special Committee of the Board of Directors of DryShips Inc. p. 35 at https://www.sec.gov/Archives/edgar/data/1308858/000114420419043847/tv528973_exc6.htm  “OCEAN RIG UDW INC. ANNOUNCES PUBLIC OFFERING OF ITS SHARES BY DRYSHIPS INC” issued by Ocean Rig on April 9,  2012 at http://cdn.capitallink.com/files/docs/companies/ocean_rig/press/2012/oceanrig040912a.pdf and ”Ocean Rig UDW Inc. Announces Public Offering of Its Shares by DryShips Inc.” issued by Ocean Rig on February 11, 2013 at http://cdn.capitallink.com/ files/docs/companies/ocean_rig/press/2013/oceanrig021113.pdf “Ocean Rig UDW Inc. Announces Offering of Common Stock” issued by Ocean Rig on June 2, 2015 at http://cdn.capitallink.com/files/docs/companies/ocean_rig/press/2015/oceanrig060215. pdf and “Ocean Rig UDW Inc. Announces the Completion of Its Restructuring and the Occurrence of the Restructuring Effective Date” issued by Ocean Rig on September 22, 2017 at https://www.globenewswire.com/news-release/2017/09/22/1258740/0/en/ Ocean-Rig-UDW-Inc-Announces-the-Completion-of-Its-Restructuring-and-the-Occurrence-of-the-Restructuring-Effective-Date.html  Economou has served as CEO of DryShips since he founded the company in 2005 through October 11, 2019 when Economou took the company private (“DryShips Inc. Announces Completion of Acquisition by SPII Holding Inc.” issued by DryShips on October  11, 2019 at https://www.globenewswire.com/news-release/2019/10/11/1928554/0/en/DryShips-Inc-Announces-Completion-of- Acquisition-by-SPII-Holding-Inc.html) Economou served as CEO of OceanRig from July 14, 2008, when DryShips acquired OceanRig (”DryShips Inc. Completes Acquisition of Ocean Rig ASA” issued by DryShips on July 14, 2008 at https://www.globenewswire. com/zi/news-release/2008/07/14/1259360/0/en/DryShips-Inc-Completes-Acquisition-of-Ocean-Rig-ASA.html) until December  29, 2017 (“Ocean Rig UDW Inc. Announces Management Changes” issued by Ocean Rig on December 29, 2017 at https://www. globenewswire.com/news-release/2017/12/29/1276747/0/en/Ocean-Rig-UDW-Inc-Announces-Management-Changes.html)  Form F-1A filed by Ocean Rig in 2017 at https://www.sec.gov/Archives/edgar/data/1447382/000091957417007215/d7671684_f-1a.htm  “Ocean Rig UDW Inc. Announces That U.S. Bankruptcy Court Has Issued an Order Giving Full Force and Effect in the United States to Cayman Islands Schemes of Arrangement” issued by Ocean Rig on September 20, 2017 at https://www.globenewswire. com/news-release/2017/09/20/1258739/0/en/Ocean-Rig-UDW-Inc-Announces-That-U-S-Bankruptcy-Court-Has-Issued-an-  Order-Giving-Full-Force-and-Effect-in-the-United-States-to-Cayman-Islands-Schemes-of-Arrangement.html and Form F-1/A filed October 10, 2017 at https://www.sec.gov/Archives/edgar/data/1447382/000091957417007215/d7671684_f-1a.htm  Danaos Corp. Form 13D/A filed February 27, 2019 at https://www.sec.gov/Archives/ edgar/data/1369241/000106823819000050/danaos13da.htm  Danaos Corp., Form 20-F filed March 30, 2012 at https://www.sec.gov/Archives/edgar/data/1369241/000104746912003699/ a2208498z20-f.htm, Danaos Corp., Form 20-F filed March 1, 2013 at https://www.sec.gov/Archives/edgar/ data/1369241/000104746913002051/a2213181z20-f.htm, Danaos Corp., Form 20-F filed February 28, 2014 at https://www.sec.gov/ Archives/edgar/data/1369241/000104746914001551/a2218451z20-f.htm, Danaos Corp., Form 20-F filed March, 10, 2015 at https://www. sec.gov/Archives/edgar/data/1369241/000104746915001897/a2223241z20-f.htm, Danaos Corp., Form 20-F filed March 15, 2016 at https://www.sec.gov/Archives/edgar/data/1369241/000104746916011187/a2227685z20-f.htm, Danaos Corp., Form 20-F filed March 6, 2017 at https://www.sec.gov/Archives/edgar/data/1369241/000104746917001295/a2231197z20-f.htm and Danaos Corp., Form 20-F filed March 7, 2018 at https://www.sec.gov/Archives/edgar/data/1369241/000104746918001368/a2234648z20-f.htm  Danaos Corp., Form 6-K filed June 21, 2019, Exhibit 99.1 at https://www.sec.gov/Archives/edgar/data/1369241/000104746919003794/ a2239038z6-k.htm and Form 6-K filed June 19, 2020, Exhibit 99.1. at https://www.sec.gov/Archives/edgar/ data/1369241/000104746920003737/a2241852z6-k.htm  The Wall Street Journal, “The ‘Bad Boy’ of Shipping Cashes In on Russian Oil”, By Joe Wallace and Costas Paris, May 4, 2023 at https://www. wsj.com/articles/the-bad-boy-of-shipping-cashes-in-on-russian-oil-4668c238  TradeWinds, “Economou to Claim the Spoils of Alpha.”, by Liz Shuker Stamford, July 16, 1999 at https://www.tradewindsnews.com/weekly/ economou-to-claim-the-spoils-of-alpha/1-1-156488  Forbes, “Curious George,” by Nathan Vardi, February 8, 2008 at https://www.forbes.com/forbes/2008/0225/095.html?sh=71431d7b47f8  Form 20-F of DryShips Inc. for the year ended December 31, 2016, filed with the SEC on March 1, 2019, at https://www.sec.gov/Archives/edgar/data/1308858/000091957419002125/d8124519_20-f.htmhttps:// www.sec.gov/Archives/edgar/data/1308858/000091957419002125/d8124519_20-f.htm

 Companies include Network-1 Security Solutions, Inc.; Marpai, Inc.;; Alaska Communications Systems Group, Inc..; LiveWire Mobile, Inc. (renamed Live Microsystems, Inc.), SmartServ Online, Inc. (renamed Uphonia, Inc.), MRV Communications, Inc.; SeaChange International, Inc.; Dragonwave Inc., CCUR Holdings, Inc., Arbinet Corporation, Primus Telecommunications Group Inc. (renamed PTGI Holdings, Inc., HC2 Holdings, Inc., and Innovate Corp.) Novatel Wireless, Inc. (-Inseego Corp. became  the new public holding company) and Concurrent Computer Corp. (renamed CCUR Holdings). Additional information on performance for each company can be found on the chart at the end of this letter and at www.VoteForGenco.com.  Based on publicly available information regarding Pons board positions. See chart at the end of this letter.  “SEC charges investment adviser and associated individuals with causing violations of Regulation SHO,” SEC press release No. 2021-156, August 17, 2021 at https://www.sec.gov/news/press-release/2021-156  “Arbinet Corporation to be Acquired by Primus Telecommunications Group in Stock-for-Stock Transaction” issued by Arbinet Corporation on November 11, 2010 at https://www.prnewswire.com/news-releases/arbinet-corporation-to-be-acquired-by-primus- telecommunications-group-in-stock-for-stock-transaction-107211548.html and Primus Telecommunications Group Inc. 13G filed June 15, 2010 at https://www.sec.gov/Archives/edgar/data/1265181/000095012310058233/y03639sc13g.htm and “Arbinet appoints Robert M. Pons to the board of directors,” Arbinet press release, April 13, 2009 and Arbinet Corporation, Form 10-K/A, filed April 29, 2009 at https://www.sec.gov/Archives/edgar/data/1136655/000114420409022960/v147452_10ka.htm and “Alaska Communications Reaches Agreement with TAR Holdings” issued by Alaska Communications on May 9, 2018 at https://www.  businesswire.com/news/home/20180509006522/en/Alaska-Communications-Reaches-Agreement-with-TAR-Holdings and https:// www.businesswire.com/news/home/20180509006522/en/Alaska-Communications-Reaches-Agreement-with-TAR-Holdings  Represents the total shareholder returns of Genco, the Company’s peers as listed in its proxy statement and the S&P 500 total return index, as of the closing price on April 12, 2024, for the past 1-, 3- and 5-year periods.  As of April 4, 2024.  Based on the Webber Research 2023, 2022 and 2021 ESG scorecard. Permission to cite the above sources was neither sought nor obtained.

 Certain companies on whose boards Pons was a director were renamed or otherwise are successors to other companies. These consist of Primus Telecommunications Group, Inc., PTGI Holdings Inc., and HC2 Holdings, Inc.; Concurrent Computer Corp. and CCUR Holdings, Inc.; and Novatel Wireless, Inc. and Inseego Corp.  Chart for endnotes 25 and 26

 VOTE TODAY  If you have any questions or require any assistance with voting your shares, please call or email Genco’s proxy solicitor:  MacKenzie Partners, Inc.  Toll Free: 800-322-2885  Email: proxy@mackenziepartners.com  Learn more at www.VoteForGenco.com  BY PHONE  ONLINE  BY SIGNING AND RETURNING YOUR PROXY

Press Release

Genco Shipping & Trading Limited Outlines Economou’s Track Record in Letter to Shareholders

The Genco Board of Directors Strongly Recommends Genco Shareholders Vote WITHHOLD
on Economou’s Nominee, Robert Pons

Urges Shareholders to Vote “FOR” the Re-Election of Genco’s Nominees on the WHITE Proxy Card

Encourages Shareholders to Submit Questions for Shareholder Webcast on
Wednesday, May 8, 2024 at 8:30AM ET

NEW YORK, April 30, 2024 – Genco Shipping & Trading Limited (NYSE: GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today mailed a letter to shareholders in connection with the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”), scheduled to be held on May 23, 2024. Shareholders of record as of March 28, 2024 will be entitled to vote at the meeting.

Highlights from the letter, the full text of which is below, include:

•
Examples of Economou’s record at companies listed in our letter below, which the Company believes demonstrate instances of loss of investor value, related party transactions and poor governance. The Company also explains how the Ukrainian government designated Economou’s TMS Tankers as “an international sponsor of war.”

•
An overview of Robert Pons’ record at the companies on which he sat on the board which the Company believes demonstrate instances of declining shareholder value and underperformance, poor judgment and poor governance.

•	Reinforcing that the Board and management team are focused on executing our Comprehensive Value Strategy, which has enabled the Company to outperform its proxy peers and the market.

The Genco Board of Directors unanimously recommends that Genco shareholders vote “FOR” the re-election of each of Genco’s seven nominees currently serving on the Genco Board and against Economou's nominee by voting “WITHHOLD” and “AGAINST” Economou’s shareholder proposal on the WHITE proxy card.

The full text of the letter follows:

With our Annual Meeting just a few weeks away, we are seeking your vote FOR Genco’s director nominees.

George Economou is looking to add his nominee Robert Pons to our Board of Directors in furtherance of an agenda that our Board reviewed and determined is not in the best interest of all Genco shareholders. We believe Economou is not a typical investor. He is a drybulk competitor of the Company,1 and we believe he brings with him a record of related party transactions and poor corporate governance that benefitted him at the expense of other shareholders as detailed below. Our Board is of the view that his nominee, Pons, brings no relevant industry experience to our Board, and his record is one of declining shareholder value and underperformance as also described in this letter.

We want to make sure shareholders have the context about Economou and his nominee so you can make a fully informed decision in voting FOR Genco’s nominees.

We Believe Genco Shareholders Should Be Concerned with Economou’s Record at Other Companies

We believe that Economou’s prior actions and how he has conducted business should serve as a warning to Genco shareholders. Here are some examples:

•
Lost bondholder value at Alpha Shipping PLC. A month after Economou established Alpha Shipping in 1998 as the holding company for DryTank, Economou’s first shipping company, Alpha Shipping issued $175 million of bonds.[2] Within months, the bonds were downgraded, and the company defaulted on an $8.4 million interest payment. In a restructuring a year later, bondholders would receive equity in a new company in exchange for their bonds, and Economou obtained the exclusive right to buy back Alpha Shipping’s 26-ship fleet for $64.75 million (37% of the principal amount of the bonds) which would be returned to the new company’s investors. Industry sources said Economou could sell the fleet at a profit.[3]

•
Taking control of DryShips without paying other investors a control premium. Economou took his ownership stake in DryShips from 0.01% in March 2017 to 83% of the stock less than two years later through large-scale, highly dilutive equity offerings and related party transactions that resulted in a complete washout of shareholder value and gave control of DryShips to Economou without other shareholders receiving any control premium.[4]

•
Related party transactions. As outlined below, on multiple occasions, DryShips sold vessels to Economou-controlled entities, in one case using the proceeds to pay down debt it had taken on from another Economou-controlled entity.[5]

Examples of Economou’s Transactions:

o
While Economou was its CEO, DryShips purchased nine Capesize vessels from Economou-affiliated private entities and third party sellers for $1.17 billion, near all-time high asset value levels in October 2008.[6] This occurred after the onset of the global financial crisis of 2007-2008 and an approximately 60% decline in Capesize freight rates in September 2008.[7] Subsequently, the transaction was canceled for consideration of DryShips’ warrants issued to the Economou-affiliated entities and DryShips’ shares issued to the third party sellers, diluting shareholders.[8]

o
In 2015, DryShips initiated a spin-off of Tankships Investment Holdings into a separate company. According to the prospectus, Tankships would pay fees to two other Economou entities.[9] DryShips ultimately abandoned that plan, instead selling ships directly to Economou himself.[10]

o
DryShips also entered into management agreements with Economou-controlled entities, Cardiff Marine and later TMS Bulkers[11] that included substantial fees, payments for monitoring controls, financing and advisory commissions, and discretionary performance payments. DryShips’ financial advisor noted that “costs in the agreements are higher than other drybulk public companies with a potential NPV impact of $0.58 to $0.88 per share.” The termination fee alone represented a reduction of approximately 9% in the net asset value of the company as calculated by its financial advisor at the time.[12]

•	Taking DryShips private at a discount. In 2019, Economou took DryShips private at a share price that was approximately 21% below net asset value calculated by DryShips’ financial advisor.[13]

•
Loss of shareholder value at Ocean Rig. When Economou was Chairman and CEO of DryShips, the company acquired a controlling interest in Ocean Rig, an offshore deepwater drilling services company unrelated to DryShips’ core business. Ocean Rig conducted a series of equity offerings between 2011 and 2017 to pay down the debt it owed to DryShips, significantly diluting existing shareholders.[14] With Ocean Rig stock declining in value, DryShips also conducted a series of highly dilutive equity raises. Economou was also Chairman and CEO of Ocean Rig at the time.[15]

•
Ocean Rig filed for bankruptcy in 2017. At the completion of the process, some common shares of the reorganized entity were issued to an Economou-controlled entity, as well as an agreement to provide an annual fee to the Economou entity of up to $15.5 million plus 1% of all earnings under existing and future drilling contracts.[16] The equity of other Ocean Rig shareholders was wiped out.[17]

•
We believe he demonstrated poor governance at another company. While a director at Danaos, he failed to promptly disclose that he funded his personal ship building plans by pledging more than half his Danaos stock to Samsung Heavy Industries to secure six oil tankers.[18] He also attended fewer than 25% of the Danaos Board meetings from 2012 to 2017[19] and fewer than 75% of the meetings in 2018 and 2019.[20]

•
TMS Tankers being designated an “international sponsor of war.” Economou’s TMS Tankers was the second largest carrier of Russian oil in 2022, which landed TMS on the Ukrainian government’s list of “international sponsors of war.”[21]

What people have said about George Economou:

•	About the Alpha bond offering: “At the end of the day this deal will make Economou a richer man. And yes, it has been at the expense of the high-yield market," said one analyst.[22]

•
About how he acted at DryShips: “I believe he runs DryShips as if it's his own private company,” says Steven Abernathy, who heads a New York hedge fund that recently dumped its DryShips holdings. “I am not going to be part of anything where a chief executive is self-dealing.” [23]

•	From DryShips’ own disclosures: “The interests of our Chairman and Chief Executive Officer may be different from your interests.”[24]

Our Board Strongly Recommends Genco Shareholders Vote WITHHOLD on Pons on the Proxy Card

Our Board is committed to strong corporate governance. To that end, it reviewed Pons’ nomination and interviewed him as it would any director nominee. From that review, our Board firmly believes he would not be additive to our already strong, focused and experienced Board. We believe that shareholders should be aware that:

•
We believe Pons has no experience in industries relevant to Genco’s business. Based on our interview of Pons and information about him in public filings with the SEC, he has served as a director mainly at micro or nano cap companies, none of which are involved in shipping, commodities, cyclical businesses or other industries relevant to Genco’s business.[25] The market caps of the companies that Pons served on were all below $205 million at the time he started as a director.

•
We believe Pons has a record of declining shareholder value and underperformance. Most companies on whose boards he served declined in value or underperformed the S&P 500 during his tenure, as demonstrated in the below charts.[26]

•
We believe Pons has shown poor judgment in his associations. He has served as a board designee for the family of Gary Singer, a convicted felon barred by the SEC for acting as an officer of a public company.[27] He has also been nominated by a dissident slate proposed by Murchinson Ltd., a hedge fund that settled charges of violations of short sale rules with the SEC in 2021 and whose owner, Marc Bistricer, is the subject of enforcement action by the Ontario Securities Commission. In his interview with the Company’s Nominating and Corporate Governance Committee, Pons stated that “George’s partner” Bistricer had introduced him to Economou.

•
We believe he has overseen related party transactions for the benefit of his sponsors at other investors’ expense. Companies on which he has sat on the Board have entered into transactions that have benefited his activist sponsors, including selling assets of Arbinet Corporation to Singer-controlled companies and instituting a 1-for-3,000 reverse stock split at CCUR Holdings that squeezed out smaller shareholders when one of the Singers owned nearly 40% of the company.[28]

Economou has attacked Genco’s Chairman Jim Dolphin in his proxy materials. We believe shareholders should recognize that Pons’ lack of relevant experience and his record as a director stand in stark contrast to that of Mr. Dolphin, who has established a record of shareholder value creation in the shipping industry and played a key role in helping develop Genco’s value-creating strategies. Please see Mr. Dolphin’s biographical information in Genco’s proxy statement for further details.

Our Board strongly recommends that Genco shareholders vote AGAINST Pons by voting WITHHOLD on the proxy card next to his name.

Genco’s Comprehensive Value Strategy Is Working

In contrast to Economou and Pons, our Board and management team are focused on executing our Comprehensive Value Strategy, which has enabled the Company to outperform its proxy peers and the market.29 The Board implemented this strategy in 2021 following rigorous and in-depth debate and review about the best path to create sustainable value in the cyclical drybulk markets. Today, we are making clear progress on each of our key strategic priorities:

•	Compelling dividends: We have paid 18 consecutive quarterly dividends – the longest series in our peer group – and returned $5.155 per share to shareholders, or ~25% of the current share price;[30]

•	Lowering debt: We have reduced Genco’s debt by 55% since 2021 and lowered our cash flow breakeven rate to the lowest in our peer group; and

•	Investing in our fleet: We have invested $520 million in fleet expansion and modernization since 2018, increasing our earnings capacity, while reducing costs and improving fuel efficiency.

At the same time, we are maintaining our commitment to best-in-class governance. Our well-planned and well-executed corporate governance and sustainability initiatives have us ranked #1 in the annual Webber Research ESG Scorecard three years in a row.31

We Need Your Vote FOR Genco’s Nominees Today

The Genco Board of Directors unanimously recommends that Genco shareholders vote “FOR” the re-election of each of Genco’s seven nominees currently serving on the Genco Board and against Economou's nominee by voting “WITHHOLD” and “AGAINST” Economou’s shareholder proposal on the WHITE proxy card.

We thank you for your continued support.

Sincerely, on behalf of the entire Board and management team,

James G. Dolphin Chairman of the Board	John C. Wobensmith Chief Executive Officer
Vote Today

By Phone / Online / By Signing and Returning Your Proxy

Learn more at www.VoteForGenco.com

If you have any questions or require any assistance with voting your shares, please call or email Genco’s proxy solicitor:

MacKenzie Partners, Inc. Toll Free: 800-322-2885 Email: proxy@mackenziepartners.com

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We provide a full-service logistics solution to our customers utilizing our in-house commercial operating platform, as we transport key cargoes such as iron ore, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Capesize (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk) enabling us to carry a wide range of cargoes. We make capital expenditures from time to time in connection with vessel acquisitions. As of April 29, 2024, Genco Shipping & Trading Limited’s fleet consists of 16 Capesize, 15 Ultramax and 12 Supramax vessels with an aggregate capacity of approximately 4,490,000 dwt and an average age of 11.8 years.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2023, and the Company's reports on Form 10-Q and Form 8-K subsequently filed with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

On April 16, 2024, Genco filed with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY GENCO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Genco free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Genco are also available free of charge by accessing Genco’s website at www.gencoshipping.com.

Participants

Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders, including John C. Wobensmith (Chief Executive Officer and President), Peter Allen (Chief Financial Officer), Joseph Adamo

(Chief Accounting Officer), Jesper Christensen (Chief Commercial Officer), and Genco’s directors other than Mr. Wobensmith, namely James G. Dolphin, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. Investors and security holders may obtain more detailed information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Management,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in Genco’s Definitive Proxy Statement. To the extent holdings of such participants in Genco’s securities changed since the amounts described in the Definitive Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described above.

1 Based on conversations between George Economou and members of our Board. See also TradeWinds, “Economou strikes again to lift newbuilding tally to 40,” by Irene Ang, December 13, 2023 at https://www.tradewindsnews.com/tankers/economou-strikes-again-to-lift-newbuilding-tally-to-40/2-1-1570434 (“He is said to have ordered . . . four Kamsarmax bulk carriers.”) and TradeWinds, “Economou’s TMS Dry stacks orderbook with midsize bulk carrier newbuildings,” by Irene Ang, July 28, 2023 at https://www.tradewindsnews.com/bulkers/economou-s-tms-dry-stacks-orderbook-with-midsize-bulk-carrier-newbuildings/2-1-1492558
2 Lloyd’s List International, “Alpha appeals to investors,” February 13, 1998
3 Forbes, “Curious George,” by Nathan Vardi, February 8, 2008 at https://www.forbes.com/forbes/2008/0225/095.html?sh=71431d7b47f8,
Lloyd’s List, “Collision of Interests,” December 15, 2008 at https://lloydslist.com/LL086367/Collision-of-interests and TradeWinds, “Economou to Claim the Spoils of Alpha” by Liz Shuker Stamford, July 16, 1999 at https://www.tradewindsnews.com/weekly/economou-to-claim-the-spoils-of-alpha/1-1-156488https://www.tradewindsnews.com/weekly/economou-to-claim-the-spoils-of-alpha/1-1-156488
4 Form 20-F of DryShips Inc. for the year ended December 31, 2016, p. 128, filed with the SEC on March 13, 2027 at https://www.sec.gov/Archives/edgar/data/1308858/000091957417002663/d7424585_20-f.htm, (reporting Economou’s 0.01% beneficial ownership of DryShips); Schedule 13D of SPII Holdings Inc., Sierra Investments Inc., Mountain Investments Inc., and George Economou filed with the SEC on September 5, 2017 at https://www.sec.gov/Archives/edgar/data/1308858/000091957417006592/d7628587_13-d.htm (reporting Economou’s 53.5% beneficial ownership of Dryships after a private placement; Amendment No. 1 to Schedule 13D of SPII Holdings Inc., Sierra Investments Inc., Mountain Investments Inc., and George Economou filed with the SEC on October 6, 2017 at https://www.sec.gov/Archives/edgar/data/1308858/000091957417007140/d7674066_13d-a.htm (reporting Economou’s 69.5% ownership following a rights offering)
Presentation materials prepared by Evercore Group L.L.C., dated August 18, 2019, for the Special Committee of the Board of Directors of DryShips Inc. at https://www.sec.gov/Archives/edgar/data/1308858/000114420419043847/tv528973_exc6.htm and Related party transactions: Amendment No. 1 to Schedule 13D filed by SPII Holdings Inc., Sierra Investments Inc., Mountain Investments Inc., and George Economou, filed with the SEC on October 6, 2017 at https://www.sec.gov/Archives/edgar/data/1308858/000091957417007140/d7674066_13d-a.htmhttps://www.sec.gov/Archives/edgar/data/1308858/000091957417007140/d7674066_13d-a.htm
5 “DryShips Inc. Announces Certain Developments,” issued by DryShips, Inc. on April 5, 2016 at https://www.globenewswire.com/news-release/2016/04/05/1258223/0/en/DryShips-Inc-Announces-Certain-Developments.html, “DryShips Inc. Announces Closing of Sale of Ocean Rig UDW Inc. Shares,” issued by DryShips, Inc. on April 5, 2016 at https://finance.yahoo.com/news/dryships-inc-announces-closing-sale-200500715.html and “DryShips Announces Vessel Sales,” issued by DryShips, Inc. on October 31, 2016 at https://www.globenewswire.com/news-release/2016/10/31/1258399/0/en/DryShips-Inc-Announces-Vessel-Sales.html
6 Form 6-K filed by DryShips, Inc. on October 6, 2008 at https://www.sec.gov/Archives/edgar/data/1308858/000131786108000342/f100608adrys6k.htm

7 Based on data from Clarksons Research Services Limited.
8 Form 20-F of Dryships Inc. for the year ended December 31, 2008, p. 47, at https://www.sec.gov/Archives/edgar/data/1308858/000119312509066364/d20f.htm
9 Form F-1 Registration Statement of Tankships Investment Holdings Inc., p. 37, at https://www.sec.gov/Archives/edgar/data/1627482/000119312515016272/d836806df1.htm
10 TradeWinds, “George Economou in league of his own,” by Gillian Whittaker Athens, November 5, 2015 at https://www.tradewindsnews.com/weekly/george-economou-in-league-of-his-own/1-1-376048 , and TradeWinds, “Economou buys from DryShips,” by Eric Martin, 30 March 2015 at https://www.tradewindsnews.com/tankers/economou-buys-from-dryships/1-1-357081 and “Dryships Announces Agreements to Sell Its Tanker Fleet,” issued by DryShips, Inc. on March 30, 2015 at https://www.globenewswire.com/news-release/2015/03/30/1257863/0/en/DryShips-Inc-Announces-Agreements-to-Sell-Its-Tanker-Fleet.html
11 https://www.sec.gov/Archives/edgar/data/1308858/000091957416014489/R10.htm Form 20-F of DryShips, Inc. for the year ended December 31, 2012, filed with the SEC on March 22, 2013 at https://www.sec.gov/Archives/edgar/data/1308858/000091957413002527/d1368326_20-f.htm
12 Presentation materials prepared by Evercore Group L.L.C., dated August 18, 2019, for the Special Committee of the Board of Directors of DryShips Inc., pp. 7 and 35, at https://www.sec.gov/Archives/edgar/data/1308858/000114420419043847/tv528973_exc6.htm
13 Presentation materials prepared by Evercore Group L.L.C., dated August 18, 2019, for the Special Committee of the Board of Directors of DryShips Inc. p. 35 at https://www.sec.gov/Archives/edgar/data/1308858/000114420419043847/tv528973_exc6.htm
14 “OCEAN RIG UDW INC. ANNOUNCES PUBLIC OFFERING OF ITS SHARES BY DRYSHIPS INC” issued by Ocean Rig on April 9, 2012 at http://cdn.capitallink.com/files/docs/companies/ocean_rig/press/2012/oceanrig040912a.pdf and ”Ocean Rig UDW Inc. Announces Public Offering of Its Shares by DryShips Inc.” issued by Ocean Rig on February 11, 2013 at http://cdn.capitallink.com/files/docs/companies/ocean_rig/press/2013/oceanrig021113.pdf “Ocean Rig UDW Inc. Announces Offering of Common Stock” issued by Ocean Rig on June 2, 2015 at http://cdn.capitallink.com/files/docs/companies/ocean_rig/press/2015/oceanrig060215.pdf and “Ocean Rig UDW Inc. Announces the Completion of Its Restructuring and the Occurrence of the Restructuring Effective Date” issued by Ocean Rig on September 22, 2017 at https://www.globenewswire.com/news-release/2017/09/22/1258740/0/en/Ocean-Rig-UDW-Inc-Announces-the-Completion-of-Its-Restructuring-and-the-Occurrence-of-the-Restructuring-Effective-Date.htmlhttps://www.globenewswire.com/news-release/2017/09/22/1258740/0/en/Ocean-Rig-UDW-Inc-Announces-the-Completion-of-Its-Restructuring-and-the-Occurrence-of-the-Restructuring-Effective-Date.html
15 Economou has served as CEO of DryShips since he founded the company in 2005 through October 11, 2019 when Economou took the company private (“DryShips Inc. Announces Completion of Acquisition by SPII Holding Inc.” issued by DryShips on October 11, 2019 at https://www.globenewswire.com/news-release/2019/10/11/1928554/0/en/DryShips-Inc-Announces-Completion-of-Acquisition-by-SPII-Holding-Inc.html) Economou served as CEO of OceanRig from July 14, 2008, when DryShips acquired OceanRig (”DryShips Inc. Completes Acquisition of Ocean Rig ASA” issued by DryShips on July 14, 2008 at https://www.globenewswire.com/zi/news-release/2008/07/14/1259360/0/en/DryShips-Inc-Completes-Acquisition-of-Ocean-Rig-ASA.html) until December 29, 2017 (“Ocean Rig UDW Inc. Announces Management Changes” issued by Ocean Rig on December 29, 2017 at https://www.globenewswire.com/news-release/2017/12/29/1276747/0/en/Ocean-Rig-UDW-Inc-Announces-Management-Changes.html).
16 Form F-1A filed by Ocean Rig in 2017 at https://www.sec.gov/Archives/edgar/data/1447382/000091957417007215/d7671684_f-1a.htm
17 “Ocean Rig UDW Inc. Announces That U.S. Bankruptcy Court Has Issued an Order Giving Full Force and Effect in the United States to Cayman Islands Schemes of Arrangement” issued by Ocean Rig on September 20, 2017 at https://www.globenewswire.com/news-release/2017/09/20/1258739/0/en/Ocean-Rig-UDW-Inc-Announces-That-U-S-Bankruptcy-Court-Has-Issued-an-Order-Giving-Full-Force-and-Effect-in-the-United-States-to-Cayman-Islands-Schemes-of-Arrangement.html and Form F-1/A filed October 10, 2017 at https://www.sec.gov/Archives/edgar/data/1447382/000091957417007215/d7671684_f-1a.htm

18 Danaos Corp. Form 13D/A filed February 27, 2019 at https://www.sec.gov/Archives/edgar/data/1369241/000106823819000050/danaos13da.htm
19 Danaos Corp., Form 20-F filed March 30, 2012 at https://www.sec.gov/Archives/edgar/data/1369241/000104746912003699/a2208498z20-f.htm, Danaos Corp., Form 20-F filed March 1, 2013 at https://www.sec.gov/Archives/edgar/data/1369241/000104746913002051/a2213181z20-f.htm, Danaos Corp., Form 20-F filed February 28, 2014 at https://www.sec.gov/Archives/edgar/data/1369241/000104746914001551/a2218451z20-f.htm, Danaos Corp., Form 20-F filed March, 10, 2015 at https://www.sec.gov/Archives/edgar/data/1369241/000104746915001897/a2223241z20-f.htm, Danaos Corp., Form 20-F filed March 15, 2016 at https://www.sec.gov/Archives/edgar/data/1369241/000104746916011187/a2227685z20-f.htm, Danaos Corp., Form 20-F filed March 6, 2017 at https://www.sec.gov/Archives/edgar/data/1369241/000104746917001295/a2231197z20-f.htm and Danaos Corp., Form 20-F filed March 7, 2018 at https://www.sec.gov/Archives/edgar/data/1369241/000104746918001368/a2234648z20-f.htm
20 Danaos Corp., Form 6-K filed June 21, 2019, Exhibit 99.1 at https://www.sec.gov/Archives/edgar/data/1369241/000104746919003794/a2239038z6-k.htm and Form 6-K filed June 19, 2020, Exhibit 99.1. at https://www.sec.gov/Archives/edgar/data/1369241/000104746920003737/a2241852z6-k.htm
21 The Wall Street Journal, “The ‘Bad Boy’ of Shipping Cashes In on Russian Oil”, By Joe Wallace and Costas Paris, May 4, 2023 at https://www.wsj.com/articles/the-bad-boy-of-shipping-cashes-in-on-russian-oil-4668c238
22 TradeWinds, “Economou to Claim the Spoils of Alpha.”, by Liz Shuker Stamford, July 16, 1999 at https://www.tradewindsnews.com/weekly/economou-to-claim-the-spoils-of-alpha/1-1-156488
23 Forbes, “Curious George,” by Nathan Vardi, February 8, 2008 at https://www.forbes.com/forbes/2008/0225/095.html?sh=71431d7b47f8
24 Form 20-F of DryShips Inc. for the year ended December 31, 2016, filed with the SEC on March 1, 2019, at https://www.sec.gov/Archives/edgar/data/1308858/000091957419002125/d8124519_20-f.htm
25 Companies include Network-1 Security Solutions, Inc.; Marpai, Inc.;; Alaska Communications Systems Group, Inc..; LiveWire Mobile, Inc. (renamed Live Microsystems, Inc.), SmartServ Online, Inc. (renamed Uphonia, Inc.), MRV Communications, Inc.; SeaChange International, Inc.; Dragonwave Inc., CCUR Holdings, Inc., Arbinet Corporation, Primus Telecommunications Group Inc. (renamed PTGI Holdings, Inc., HC2 Holdings, Inc., and Innovate Corp.) Novatel Wireless, Inc. (-Inseego Corp. became the new public holding company) and Concurrent Computer Corp. (renamed CCUR Holdings). Additional information on performance for each company can be found on the chart at the end of this letter and at www.VoteForGenco.com.
26 Based on publicly available information regarding Pons' board positions. See chart at the end of this letter.
27 “SEC charges investment adviser and associated individuals with causing violations of Regulation SHO,” SEC press release No. 2021-156, August 17, 2021 at https://www.sec.gov/news/press-release/2021-156
28 “Arbinet Corporation to be Acquired by Primus Telecommunications Group in Stock-for-Stock Transaction” issued by Arbinet Corporation on November 11, 2010 at https://www.prnewswire.com/news-releases/arbinet-corporation-to-be-acquired-by-primus-telecommunications-group-in-stock-for-stock-transaction-107211548.html and Primus Telecommunications Group Inc. 13G filed June 15, 2010 at https://www.sec.gov/Archives/edgar/data/1265181/000095012310058233/y03639sc13g.htm and “Arbinet appoints Robert M. Pons to the board of directors,” Arbinet press release, April 13, 2009 and Arbinet Corporation, Form 10-K/A, filed April 29, 2009 at https://www.sec.gov/Archives/edgar/data/1136655/000114420409022960/v147452_10ka.htm and “Alaska Communications Reaches Agreement with TAR Holdings” issued by Alaska Communications on May 9, 2018 at https://www.businesswire.com/news/home/20180509006522/en/Alaska-Communications-Reaches-Agreement-

with-TAR-Holdings and https://www.businesswire.com/news/home/20180509006522/en/Alaska-Communications-Reaches-Agreement-with-TAR-Holdings
29 Represents the total shareholder returns of Genco, the Company's peers as listed in its proxy statement and the S&P 500 total return index, as of the closing price on April 12, 2024, for the past 1-, 3- and 5-year periods.
30 As of April 4, 2024.
31 Based on the Webber Research 2023, 2022 and 2021 ESG scorecard.

Permission to cite the above sources was neither sought nor obtained.

Chart for endnotes 25 and 26

Certain companies on whose boards Pons was a director were renamed or otherwise are successors to other companies. These consist of Primus Telecommunications Group, Inc., PTGI Holdings Inc., and HC2 Holdings, Inc.; Concurrent Computer Corp. and CCUR Holdings, Inc.; and Novatel Wireless, Inc. and Inseego Corp.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

These materials contain certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2023, and the Company's reports on Form 10-Q and Form 8-K subsequently filed with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

On April 16, 2024, Genco filed with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY GENCO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Genco free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Genco are also available free of charge by accessing Genco’s website at www.gencoshipping.com.

Participants

Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders, including John C. Wobensmith (Chief Executive Officer and President), Peter Allen (Chief Financial Officer), Joseph Adamo (Chief Accounting Officer), Jesper Christensen (Chief Commercial Officer), and Genco’s directors other than Mr. Wobensmith, namely James G. Dolphin, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. Investors and security holders may obtain more detailed information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Management,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in Genco’s Definitive Proxy Statement. To the extent holdings of such participants in Genco’s securities changed since the amounts described in the Definitive Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described above.